Exhibit 99.1

FOR IMMEDIATE RELEASE

HECKMANN CORPORATION ANNOUNCES APPOINTMENT OF

ROBERT B. SIMONDS, JR. TO BOARD OF DIRECTORS

Palm Desert, CA — May 17, 2010 — Heckmann Corporation of Palm Desert, California (NYSE: HEK, HEK.U, HEK.WS) today announced the appointment of Mr. Robert B. Simonds, Jr., to its Board of Directors. Mr. Simonds is Heckmann Corporation’s seventh member of the Board and sixth independent director. Additionally, Mr. Simonds has been appointed as a member of the Board’s Audit Committee.

Mr. Simonds is a long time advocate for water rights and policy issues. His family owns and controls water rights in Arizona, and he is a former member of the board of directors of the Metropolitan Water District (MWD) of Southern California, the world’s largest water wholesaler, where he represented the city of Los Angeles from 2004 to 2006. Today, he is Chairman of MWD’s blue ribbon committee that makes recommendations for new business models and strategies to position Metropolitan to meet the region’s water-related needs for the future.

Mr. Simonds is a seasoned producer of over 30 major motion picture comedies that have generated in excess of $3.5 billion in worldwide revenue. Titles in his repertoire include Cheaper by the Dozen, Herbie: Fully Loaded, Just Married, The Wedding Singer, Happy Gilmore, Billy Madison, and The Pink Panther franchise.

Mr. Richard J. Heckmann, Chairman and Chief Executive Officer of Heckmann Corporation, stated, “Robert’s knowledge of water rights and infrastructure in the Southwest brings a complementary caliber of expertise to our Board of Directors. Additionally, his celebrated Hollywood career and distinguished affiliations within the water business reflect his success as a respected leader in multiple sectors of industry. We look forward to Robert’s contributions as we expand the geographic footprint of our water interests in high growth U.S. markets and identify attractive opportunities to build upon our growing businesses.”

Mr. Simonds graduated summa cum laude from Yale University. He serves on the boards of the Yale School of Management and the California Chamber of Commerce as well as the advisory

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board for RAND Corporation’s Center for Global Risk and Security. He is a governor of the Natural History Museum of Los Angeles County.

About Heckmann Corporation

Heckmann Corporation (NYSE: HEK) was created to buy and build companies in the water sector. On January 30, 2010, the Company completed its 50-mile water disposal pipeline in the Haynesville Shale which can treat and dispose up to 100,000 barrels of water per day. The completion of the pipeline makes the Company one of the largest handlers of produced water in North America. On February 9, 2010, the Company announced its joint venture with Energy Transfer (NYSE: ETP) to provide turnkey transportation and treatment solutions for complicated water flows in the Marcellus and Haynesville oil and natural gas fields. In October of 2008, the Company acquired China Water & Drinks, Inc., and now operates eight bottled water facilities in the People’s Republic of China with Coca Cola as its largest customer. The Company also makes strategic minority interest investments, such as its recent investment in Underground Solutions, Inc. (OTC: UGSI), an exclusive supplier of Fusible PVC™ pipe products, and China Bottles, Inc., a bottle equipment manufacturing company in China.

Interested stockholders and investors can access additional information about Heckmann on the Company’s web site at www.heckmanncorp.com, and in documents filed with the U.S. Securities and Exchange Commission, on the SEC’s web site at www.sec.gov.

Forward-Looking Statements

This press release may contain “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements. Forward-looking statements include matters that involve known and unknown risks, uncertainties and other factors that may cause actual results, levels of activity, performance or achievements to differ materially from results expressed or implied by this press release. These forward-looking statements inherently involve certain risks and uncertainties that are detailed in the Company’s filings with the Securities and Exchange Commission and available at www.sec.gov as well as the Company’s website at www.heckmanncorp.com. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this presentation. All forward-looking statements are qualified in their entirety by this cautionary statement. The Company undertakes

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no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Investor Relations Contact:

Kristen McNally

The Piacente Group, Inc.

Tel. +1 212 481 2050

heckmann@tpg-ir.com

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